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              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                         _____________

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of earliest event
  reported:  September 7, 2001


                           AMR CORPORATION
       (Exact name of registrant as specified in its charter)


        Delaware                    1-8400             75-1825172
  (State of Incorporation) ( Commission File Number)  (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                (Zip Code)


                            (817) 963-1234
                  (Registrant's telephone number)







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Item 5.  Other Events

AMR Corporation (AMR) is filing herewith a press release issued by AMR on September 7, 2001 as Exhibit 99.1 which is included herein. This press release was issued to announce:
(i) AMR expects a third quarter loss considerably larger than its second quarter loss in addition to a significant fourth quarter loss, and (ii) American Airlines, Inc. (a wholly owned subsidiary of AMR) will retire five more Boeing 727 aircraft earlier than originally planned.


Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release





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                           SIGNATURE



     Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to  be
signed  on  its  behalf  by  the  undersigned  hereunto   duly
authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  September 7, 2001








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                         EXHIBIT INDEX


Exhibit        Description

99.1      Press Release


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                                             Exhibit 99.1



                     Contact:Corporate Communications
                             Fort Worth, Texas
                             817-967-1577

FOR RELEASE:  Friday, Sept. 7, 2001

AMR EXPECTS THIRD QUARTER LOSS, RETIRES MORE AIRCRAFT IN RESPONSE TO
                       SLUGGISH ECONOMY

     FORT WORTH, Texas - AMR Corp., the parent company of American Airlines, Inc. and TWA Airlines LLC, said today that it expects a third quarter loss considerably larger than its second quarter loss as it continues to feel the combined effects of a weak economic climate, high fuel prices and increased labor costs. The company said that it also expects a significant fourth quarter loss.
     To further rein in capacity while demand is weak, the company announced today that it would retire five more Boeing 727 aircraft earlier than originally planned. These five aircraft, which would have been retired during 2003, will now be retired during first quarter 2002. This latest change means that American will retire its entire Boeing 727 fleet by the end of 2002, a full year ahead of the original plan.
     This latest round of capacity cuts brings to 41 the number of active aircraft that AMR will retire early in response to poor economic conditions and falling demand. As a result, capacity for the combined American/TWA entity will be flat in 2001 and will fall by almost one and a half percent in 2002.
     American will continue to accept aircraft that are already on firm order and currently scheduled for delivery through 2004. However, the company has passed on recent purchase rights for additional aircraft that would have been delivered in 2002 and 2003.
                          -- more --




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AMR Expects Third Quarter Loss, Retires More Aircraft
Sept. 7, 2001
Page 2

     By not exercising these purchase rights, and trimming other spending, American has reduced its 2001-2002 capital-spending plan by almost $1.2 billion since the beginning of this year.
     Tom Horton, AMR's chief financial officer said the company is committed to sustaining its industry-leading financial strength. "We'll continue to take prudent steps consistent with this very tough operating climate. American's financial strength and flexibility are important assets at a time like this."


      Summary of AMR's 2001 Capacity Reduction Actions

   Date                          Action

June 18, 2001  Announced plans to accelerate retirement of 22 aircraft -- 19
               DC-9s, two Boeing 727s and one Fokker 100.

July 2001      Made arrangements to avoid delivery of five used MD-80s
               previously scheduled to join fleet as part of TWA asset acquisition.

Aug. 2, 2001   Announced plans to accelerate retirement of
               five additional Boeing 727s.

Aug. 20, 2001  Announced plans to accelerate retirement of five additional
               Boeing 727s and four MD-11s.

Sept. 7, 2001  Announced plans to accelerate retirement of
               five additional Boeing 727s. Affirmed the company has passed on recent purchase rights for additional aircraft that would have been delivered in 2002 and 2003.

Statements in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the word "expects" and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this release are based upon information available to the Company on the date of this
release.   The Company undertakes no obligation to publicly
update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. These factors include: general economic conditions, commodity prices, and the ability to successfully integrate TWA Airlines LLC's operations into American Airlines. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Form 10-K for the year ended Dec. 31, 2000.

                              ###

    Current AMR Corp. news releases can be accessed via the
                           Internet.
             The address is http://www.amrcorp.com